UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2017

MADRIGAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33277 (Commission File Number)	04-3508648 (IRS Employer Identification No.)

Four Tower Bridge 200 Barr Harbor Drive, Suite 400 West Conshohocken, Pennsylvania (Address of principal executive offices)	19428 (Zip Code)

(484) 380-9263

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01  Other Events.

On May 26, 2017, the Data and Safety Monitoring Committee (the “DSMC”) for clinical studies of Madrigal Pharmaceuticals, Inc.’s (the “Company”) MGL-3196, for the treatment of non-alcoholic steatohepatitis, held a pre-scheduled meeting to review data from the Company’s Phase 2 clinical NASH trial.  The results of the meeting were communicated to Rebecca Taub, M.D., Chief Medical Officer and Executive Vice President, Research & Development, of the “Company”.  The DSMC recognized the Company for progress on the clinical trial and recommended that the Company continue the clinical trial with no changes to the protocol.   The Company is encouraged by the DSMC’s response and intends to proceed with the clinical trial in accordance with the DSMC’s recommendation.  The Company expects to have top-line results for the primary endpoint of the study, the reduction of liver fat, assessed by magnetic resonance imaging-proton density fat fraction (MRI-PDFF) at 12 weeks, by year-end 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADRIGAL PHARMACEUTICALS, INC.

	By:	/s/ Marc R. Schneebaum
Name: Marc R. Schneebaum
Title: Chief Financial Officer

Date: June 1, 2017

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